                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------


                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report: (Date of earliest event reported): November 21, 1997

                             Unit Corporation

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Oklahoma                   1-9260                  73-1283193
(State of Incorporation)  (Commission File Number)      (IRS Employer
                                                      Identification No.)


                     1000 Kensington Tower, Suite 1000
                           Tulsa, Oklahoma 74136

            (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               918/493-7700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             (Not Applicable)
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The Registrant and its wholly owned subsidiary, Unit Drilling Company (" Unit Drilling"), have completed the acquisition of Hickman Drilling Company, an Oklahoma corporation ( "Hickman Drilling"). Under the terms of this acquisition, all of the holders of the capital stock of Hickman Drilling ( the "Shareholders") received, in the aggregate, 1,300,000 shares of UNIT common stock, par value $0.20 per share ( the "UNIT Common Stock") and promissory notes to be issued in the aggregate principal amount of $5,000,000, subject to adjustment as described below, to be paid in five equal annual installments commencing January 2, 1999 ( the "Cash Consideration"). The total consideration paid by UNIT was determined through negotiations between the parties. The promissory notes are expected to be paid out of available cash flow.

     The terms and conditions of the acquisition are set forth in an Agreement and Plan of Merger (the "Merger Agreement") executed and closed on Thursday, November 20, 1997, by and among the Registrant, Hickman Drilling , the Shareholders and Unit Drilling. Pursuant to the Merger Agreement and a Certificate of Merger filed November 21, 1997, Hickman Drilling was merged with and into Unit Drilling.

     The aggregate principle amount of the promissory notes is subject to adjustment in the event the working capital of Hickman Drilling, as of November 21, 1997, subject to certain adjustments is determined to be less than $2.3 million. In such event, the Cash Consideration will be reduced in an amount equal to the difference between the actual adjusted working capital amount as of such date and $2.3 million.

     Hickman Drilling's operations were located primarily in the Texas and Oklahoma panhandle areas and it employed approximately 140 people, substantially all of whom it is expected will continue their employment with Unit Drilling. Hickman Drilling's principal operating assets consisted of its fleet of 9 medium depth capacity land drilling rigs, related equipment and vehicles. Unit Drilling intends to continue to use the acquired equipment in its drilling operations. Certain information concerning Hickman Drilling's rig fleet is set forth in the table below:

                                  Hickman Drilling
                                     Rig Fleet

                  Rig                                         Drilling
                 Number               Drawworks              Depth(feet)
              -----------     ------------------------      -------------
                   1                   BDW-450                  9,500
                   2                   BDW-650                 13,000
                   3                   BDW-650                 13,000
                   4                   BDW-650                 13,000
                   5                   BDW-800                 16,000
                   6                   BDW-800                 16,000
                   7                    GD-700                 15,000
                   8                    GD-700                 15,000
                   9                   BDW-800                 16,000

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS

     Listed below are the exhibits filed as a part of this report.

     (a) and (b)    Financial Statements and Pro Forma financial information
                    --------------------------------------------------------
                    The information otherwise required to be reported here is being omitted pursuant to Rule 3-05(b)(2)(I).

             (c)     Exhibits

             The following exhibits are filed with this Current Report on Form 8-K:

             2.1 Agreement and Plan of Merger dated November 20, 1997, by and among the Registrant, Unit Drilling Company, the Shareholders and Hickman Drilling Company.

             4.1 Form of Promissory Note to be issued to the Shareholders of Hickman Drilling Company pursuant to the Agreement and Plan of Merger dated November 20, 1997.


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 1997


                          Unit Corporation

                          /s/ John G. Nikkel

                          By: John G. Nikkel
                          President